October  5,  1998

HIGHLY  CONFIDENTIAL
--------------------

Leveraged  Incentive  Plan  Participants

            DEFERRAL OF POTENTIAL 1996 LEVERAGED INCENTIVE PLAN AWARD

As a participant in the 1996 Leveraged Incentive Plan (LIP), you may defer, with the approval of management, any 1996 LIP award which may be granted by Ralston Purina Company or its affiliates at the end of fiscal year 1999.

Elections to defer must be made sufficiently in advance of the determination of the amount of the LIP award in order to effect the deferral for Federal and State income tax purposes. (Please note that deferred LIP awards will be subject to Medicare HI taxes.) Deferrals of 1996 Leveraged Incentive Plan awards can be made into either the Variable Interest or Equity Option accounts available in the Deferred Compensation Plan for Key Employees. Attachment 1 details the provisions of those account options. Please also note in Attachment 2, Factors To Consider, that additional investment funds may be added in fiscal 1999.

If the peer group performance described in the plan is met and the Peer Group Award becomes payable, the Peer Group Award will be mandatorily deferred for all Plan participants in Ralston Purina stock equivalents in the Equity Option account.

NO COMPANY MATCH WILL BE PROVIDED FOR ANY LIP AWARD DEFERRALS INTO EITHER THE EQUITY OPTION OR THE VARIABLE INTEREST OPTION ACCOUNT.

In making your election, please carefully review the attached Deferred Compensation Plan Prospectus and the Factors to Consider. Keep in mind that YOUR ELECTION MAY NOT BE CHANGED even if circumstances, such as your personal financial situation, interest rates, or the price of or dividends on Ralston Common Stock change in the future.

REQUEST  FOR  DEFERRAL
----------------------

PLEASE RETURN ONE COPY OF THE ELECTION FORM (ATTACHMENT 3) BY OCTOBER 30, 1998 WHETHER OR NOT YOU WISH TO REQUEST A DEFERRAL. A duplicate form is attached for
 --------------------------------------------
your records. Your election must be received by Corporate Compensation by October 30, 1998 or you will not be eligible to defer any 1996 Leveraged Incentive Plan award.

The deferral of the 1996 LIP Award is at the discretion of management and is subject to its approval. Any amount you request to defer under this election will be in addition to any required deferral of the 1996 LIP award which may be mandated by the Human Resources Committee to assure deductibility of such award when paid.

If you have any questions, please call me at extension 2325 or Pat Robbins at extension 5889.



                                            Ron  Sheban


Attachments

October  5, 1998      FACTORS TO CONSIDER - REVISED      Attachment 2
================================================================================

Under current Federal and state income tax laws, you will not be taxed on any deferral amounts or any earnings on those deferral amounts until you actually receive payments of cash or delivery of stock. At that time, amounts received would be taxed as ordinary income in the year received. If you are subject to the income tax laws of a foreign country, you should consult your personal tax advisor regarding the proper tax treatment.

All wages, without limit, and whether or not deferred, are subject to the Medicare Hospital Insurance (HI) Tax of 1.45% (a component of FICA). Since deferred compensation is subject to the HI Tax, THE HI TAX ATTRIBUTABLE TO ANY PORTION OF THE LIP AWARD YOU ELECT TO DEFER WILL BE WITHHELD FROM YOUR DECEMBER 1999 PAYCHECK.

The Purina Retirement Plan definition of "final average earnings" includes deferred compensation. Therefore, under the terms of that plan, your pension will be calculated to include deferred compensation, subject to the overall plan compensation limit of $160,000. LIP awards that are not deferred will also be included in the definition of "final average earnings". Both deferred and nondeferred LIP awards are also included in the definition of "final average earnings" for purposes of the Supplemental Retirement Plan, if you are eligible to participate in that Plan.

If you are a participant in the Savings Investment Plan ("SIP"), amounts deferred into the Equity Option or Variable Interest Option will not be included
                                                                 ---
in  your  compensation  for  purposes  of computing your SIP contribution or the
Company  matching  contribution.    Please  note,  however,  that  your  SIP
contributions are deducted from the Short-Term Variable Interest cash payment made in January to active participants. NOTE: It is anticipated that, effective January 1, 1999, the design of the Executive SIP plan including the Company match component will generally parallel that of the new qualified Saving Investment Plan. See your Decision Points 1998 materials for additional information on the qualified SIP.

In evaluating the Equity Option, consider the length of time your investment in stock equivalents subjects your deferral to market risks. Also consider long-range economic and political conditions, the prospects of the business underlying the stock, and whether the Company will be willing and able to declare and pay dividends to create dividend equivalents.

The Variable Interest Option will credit interest equivalents on your deferred amounts annually based on the average of the daily close of business prime rates. These equivalents may vary substantially from year to year depending on changes in interest rates.

NOTE: The design of the Deferred Compensation Plan is also under review and additional account options may be available during fiscal 1999. The additional account options under consideration would mirror the returns of the five Vanguard Equity funds currently offered in the qualified Savings Investment Plan
(SIP).

With the exception of any peer group awards which are mandatorily deferred, transfers are available on amounts deferred for at least one year and are currently limited to transfers between the Equity and (Long-Term) Variable Interest Accounts. At the present time, transfers can be made twice a year, in June and December, however, the frequency of such transfers and the available account options for transfers are under review as mentioned above.

Benefits  under  The  Deferred Compensation Plan for Key Employees are unfunded.
In considering the options, you should note that your right to receive distributions from the Plan is that of a general creditor of Ralston Purina Company.

Consider your deferral participation carefully and consult your personal advisor if you have any questions. Please refer to the enclosed Deferred Compensation Plan Prospectus and The Deferred Compensation Plan for Key Employees for more
details.    YOUR  ELECTION  TO  DEFER  MAY  NOT  BE  CHANGED  FOR  ANY  REASON.
            ===================================================================

Note: Under the terms of the LIP Cash Incentive Award, if any part of the award would be currently nondeductible if paid in fiscal 1999, due to I.R.S. imposed $1 million compensation limits, the Human Resources Committee may, in its sole discretion and without the consent of participants, defer payment or a portion thereof until the fiscal year in which such compensation is deductible, such deferrals may be in addition to any elective deferrals of the LIP award contemplated by your election.


                         LEVERAGED INCENTIVE PLAN (LIP)
OCTOBER  5,  1998        DEFERRAL  ELECTION                        ATTACHMENT  3


Please submit my request as follows with respect to the 1996 Leveraged Incentive Plan (LIP) award which may be awarded to me by Ralston Purina Company or its affiliates as of September 30, 1999:

CHECK  ONE  BOX  BELOW:

/ /    NO  DEFERRAL    Check here if you do not wish to defer any portion of any
                       1996  LIP  cash  incentive  award.
                       Ignore  items  1)  and  2) and proceed to bottom section.

/ /    DEFERRAL        Check here if you wish to defer any portion of any 1996
                       LIP  cash  incentive  award.
                       Complete  items  1) and 2) and the bottom section.

     1)   FILL  IN  ONE  BLANK  ONLY:

          Defer                    %    OR

          Defer  all  up  to  $                                  OR

          Defer  all  in  excess  of  $

     2) PLEASE ALLOCATE THE AMOUNT INDICATED IN ITEM 1) ABOVE TO THE FOLLOWING ACCOUNT(S):

          ______%          To  the  EQUITY  ACCOUNT

          ______% To the SHORT-TERM VARIABLE INTEREST ACCOUNT (payable in January, 2000)

          ______%          To  the  LONG-TERM  VARIABLE  INTEREST  ACCOUNT

           100%            TOTAL
           ---

                           THERE  IS  NO  COMPANY  MATCH  ON  ANY  LIP  DEFERRAL

I UNDERSTAND THAT ANY DECISION REGARDING ANY 1996 LIP CASH INCENTIVE AWARD THAT WILL BE PAID TO ME AS OF SEPTEMBER 30, 1999 OR DEFERRED FOR FUTURE PAYMENT IS AT THE DISCRETION OF MANAGEMENT AND THE HUMAN RESOURCES COMMITTEE. I UNDERSTAND THAT ANY AMOUNTS DEFERRED IN ACCORDANCE WITH THIS ELECTION WILL BE IN ADDITION TO ANY AMOUNTS REQUIRED TO BE DEFERRED BY THE HUMAN RESOURCES COMMITTEE IN ORDER TO ASSURE DEDUCTIBILITY OF THE AWARD. I FURTHER UNDERSTAND THAT AN ELECTION TO DEFER, ONCE MADE, IS IRREVOCABLE.


----------------------------                   ---------------------------------
Social  Security  Number                       Signature


---------------------------                    ---------------------------------
Today's  Date                                  Name  (Type  or  Print)


--------------------------                     ---------------------------------
Division Department                            Location


-------------------------------------------------------------------------------
Home  Street  Address             City           State                   Zip

         RETURN  TO  CORPORATE  COMPENSATION  -  1A,  ST.  LOUIS,  MO
                      NO  LATER  THAN  OCTOBER  30,  1998